INVESTOR PRESENTATION NASDAQ: GNTY 1ST QUARTER 2022

SAFE HARBOR STATEMENT ABOUT GUARANTY BANCSHARES, INC. Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state. As of March 31, 2022, Guaranty Bancshares, Inc. had total assets of $3.19 billion, total loans of $2.01 billion and total deposits of $2.80 billion. Visit gnty.com for more information. NO OFFER OR SOLICITATION This communication does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. NON-GAAP FINANCIAL MEASURES Guaranty reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty’s reported results prepared in accordance with GAAP. Please see “Reconciliation of Non-GAAP Measures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure.

SAFE HARBOR STATEMENT This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results may also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the operation of financial markets; global supply chain disruptions; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

QUARTERLY HIGHLIGHTS Ty Abston CEO and Chairman of the Board Cappy Payne SR EVP and CFO Shalene Jacobson EVP and Chief Risk Officer

Q1 2022 – QUARTERLY HIGHLIGHTS STRONG NET & CORE EARNINGS, NIM SOLID BALANCE SHEET NON-INTEREST INCOME AND EXPENSE Total assets were $3.19 billion at Mar 31, 2022, compared to $3.09 billion at Dec 31, 2021 Total gross loans were $2.01 billion at Mar 31, 2022, compared to $1.91 billion at Dec 31, 2021 Gross loans, excluding PPP and warehouse loans, increased by $156.8 million (8.6%) during the quarter Total deposits were $2.80 billion at Mar 31, 2022 compared to $2.67 billion at Dec 31, 2021 Shareholders’ equity was $291.9 million at Mar 31, 2022 compared to $302.2 million at Dec 31, 2021, with the decrease primarily due to lower fair market value of AFS securities within AOCI Repurchased 56,237 shares of GNTY stock at an average price per share of $35.44 in 1Q22 Increased cash dividend to $0.22 per common share in 1Q22, compared to $0.20 in 4Q21 Non-interest income increased by $441,000, or 7.3%, from prior quarter, driven primarily by a one-time net gain on termination of interest rate swaps of $685,000 and offset by a decrease in gains on sales of loans and reduced mortgage fees Non-interest expense increased $103,000, or 0.5%, from prior quarter, due primarily to increases in employee salaries and benefits and recruiting fees Efficiency ratio of 61.94%. Excluding the effects of PPP, 63.56%* Net earnings of $10.7 million, ROAA of 1.38% and ROAE of 14.45% Net core earnings* of $10.9 million, core ROAA* of 1.43% and core ROAE* of 14.72% Net earnings of $0.89 basic earnings per share (“EPS”), net core earnings of $0.90 basic EPS* Net interest margin (FTE), ex-PPP*, was 3.30% in 1Q22, compared to 3.33% in 4Q21 Loan yield, ex-PPP*, was 4.59% in 1Q22, compared to 4.66% in 4Q21 Cost of total deposits was 0.18% in 1Q22, no change from 0.18% in 4Q21 *Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q1 2022 – QUARTERLY HIGHLIGHTS ACL Reverse provision for credit losses of $1.25 million during 1Q22. Unwound portfolio-wide COVID-specific Q-factor of 14.75 bps, but offset by loan growth and increases in certain standard Q-factors for macroeconomic concerns such as inflation and possible negative impacts from the war in Ukraine Allowance for credit losses (ACL) coverage is 1.44% of total loans at Mar 31, 2022, compared to 1.59% at Dec 31, 2021 ACL coverage, excluding PPP loans* is 1.46% of total loans at Mar 31, 2022, compared to 1.64% at Dec 31, 2021 SOLID LOAN PORTFOLIO & CREDIT QUALITY The Texas economy continues to thrive and loan demand remains strong Loan yield is holding up well. Average loan yield, ex-PPP*, for the quarter is 4.59% compared to 4.66% for 4Q21 $1.29 billion, or 65.0%, of our loan portfolio is variable. If rates increase as expected by 50 basis points in the May and June FOMC meetings and 25 basis points in the remaining meetings during 2022, approximately $346.2 million, or 26.7%, of these variable rate loans will reprice at a higher rate by Dec. 31, 2022 Non-performing assets to total assets were 0.08% in 1Q22, compared to 0.09% in 4Q21 Non-performing assets to total loans were 0.13%, compared to 0.15% in 4Q21 Net charge-offs were $87,000, compared to $188,000 in 4Q21 Net charge-offs to average loans were 0.02%, compared to 0.04% for 4Q21 *Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q1 2022 – QUARTERLY HIGHLIGHTS PPP Updates, Asset and Liability Management, Other Items As of March 31, 2022: PPP1 loans: Originated $209.6 million to 1,944 borrowers $209.4 million to 1,932 borrowers has been forgiven by the SBA During 1Q22, recognized $3,000 of loan origination fees via amortization and forgiveness All deferred fees have been recognized PPP2 loans: Originated $100.8 million to 1,349 borrowers $81.7 million to 1,135 borrowers has been forgiven by the SBA During 1Q22, recognized $691,000 of loan origination fees via amortization and forgiveness Net deferred fees of $477,000 remain to be recognized Terminated interest rate swaps used to hedge 3-month FHLB advances resulting in payoff of $40.0 million in FHLB advances and gain on termination Deployed excess cash to purchase a variety of securities, including $270.0 million in short term treasuries maturing from August 2022 through March 2024 Maintaining a conservative stance on our cost of total deposits. As of March 31, 2022, 38.1% of total deposits are non-interest bearing On March 4, 2022, we issued $35.0 million in subordinated notes with a fixed rate of 3.625% until April 1, 2027, converting to a floating rate equal to the 3-month term SOFR plus a spread of 192bps until maturity on April 1, 2032

Q & A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Net Core Earnings to Average Assets, as Adjusted, and Average Equity Net Core Earnings and Net Core Earnings per Common Share Quarter Ended 2022 2021 (dollars in thousands, except per share data) March 31 December 31 September 30 June 30 March 31 Net earnings $ 10,738 $ 9,159 $ 9,253 $ 10,432 $ 10,962 Adjustments: Provision for credit losses (1,250) — (700) (1,000) — Income tax provision 2,235 1,923 2,179 2,312 2,336 PPP loans, including fees (783) (958) (1,005) (1,954) (3,905) Net core earnings $ 10,940 $ 10,124 $ 9,727 $ 9,790 $ 9,393 Weighted-average common shares outstanding, basic 12,109,074 12,097,100 12,067,769 12,056,550 12,038,638 Earnings per common share, basic $ 0.89 $ 0.76 $ 0.77 $ 0.87 $ 0.91 Net core earnings per common share, basic 0.90 0.84 0.81 0.81 0.78 Quarter Ended 2022 2021 (dollars in thousands) March 31 December 31 September 30 June 30 March 31 Net core earnings $ 10,940 $ 10,124 $ 9,727 $ 9,790 $ 9,393 Total average assets $ 3,146,399 $ 3,021,079 $ 2,953,181 $ 2,938,944 $ 2,775,567 Adjustments: PPP loan average balance (36,720) (61,062) (107,931) (155,417) (137,251) Total average assets, adjusted $ 3,109,679 $ 2,960,017 $ 2,845,250 $ 2,783,527 $ 2,638,316 Net core earnings to average assets, as adjusted (annualized) 1.43% 1.36% 1.36% 1.41% 1.44% Total average equity $ 301,432 $ 301,398 $ 295,076 $ 285,803 $ 277,612 Net core earnings to average equity (annualized) 14.72% 13.33% 13.08% 13.74% 13.72%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Total Interest Earning Assets, Net of PPP Effects

(dollars in thousands)	Quarter Ended March 31, 2022 Average Outstanding Balance	Quarter Ended March 31, 2022 Interest Earned/ Interest Paid	Quarter Ended March 31, 2022 Average Yield/ Rate	Quarter Ended March 31, 2021 Average Outstanding Balance	Quarter Ended March 31, 2021 Interest Earned/ Interest Paid	Quarter Ended March 31, 2021 Average Yield/ Rate
Total interest-earning assets	$ 2,963,030	$ 25,893	3.54%	$ 2,609,299	$ 26,513	4.12%
Total loans	1,937,000	22,272	4.66	1,886,863	24,195	5.20
Adjustments:						
PPP loan average balance and net fees (1)	(36,720)	(783)	8.65	(137,251)	(3,513)	10.38
Total loans, net of PPP effects	1,900,280	21,489	4.59	1,749,612	20,682	4.79
Total interest-earning assets, net of PPP effects	$ 2,926,310	$ 25,110	3.48%	$ 2,472,048	$ 23,000	3.77%

(1) Interest earned consists of interest income of $89,000 and $335,000, and net origination fees recognized in earnings of $694,000 and $3.2 million for the quarter ended March 31, 2022 and 2021, respectively.

(dollars in thousands)	Quarter Ended December 31, 2021 Average Outstanding Balance	Quarter Ended December 31, 2021 Interest Earned/ Interest Paid	Quarter Ended December 31, 2021 Average Yield/ Rate
Total interest-earning assets	$ 2,844,147	$ 25,518	3.56%
Total loans	1,925,046	22,833	4.71
Adjustments:			
PPP loan average balance and net fees (1)	(61,062)	(958)	6.22
Total loans, net of PPP effects	1,863,984	21,875	4.66
Total interest-earning assets, net of PPP effects	$ 2,783,085	$ 24,560	3.50%

(1) Interest earned consists of interest income of $154,000 and net origination fees recognized in earnings of $804,000 million for the quarter ended December 31, 2021.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Cost of Total Deposits (dollars in thousands) Quarter Ended March 31, 2022 Quarter Ended December 31, 2021 Quarter Ended March 31, 2021 Total average interest-bearing deposits $ 1,710,157 $ 1,622,607 $ 1,559,865 Adjustments: Noninterest-bearing deposits 1,027,429 988,676 808,007 Total average deposits $ 2,737,586 $ 2,611,283 $ 2,367,872 Total deposit-related interest expense $ 1,242 $ 1,207 $ 1,603 Average cost of interest-bearing deposits 0.29% 0.30% 0.42% Average cost of total deposits (cost of funds) 0.18 0.18 0.27

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Interest Income and Net Interest Margin, Net of PPP Effects

(dollars in thousands)	Quarter Ended March 31, 2022	Quarter Ended December 31, 2021	Quarter Ended March 31, 2021
Net interest income	$ 24,323	$ 24,020	$ 24,491
Adjustments:			
PPP-related interest income	(89)	(154)	(335)
PPP-related net origination fees	(694)	(804)	(3,178)
Net interest income, net of PPP effects	$ 23,540	$ 23,062	$ 20,978
Total average interest-earning assets	$ 2,963,030	$ 2,844,147	$ 2,609,299
Total average interest-earning assets, net of PPP effects	2,926,310	2,783,085	2,472,048
Net interest margin[1]	3.33%	3.35%	3.81%
Net interest margin, net of PPP effects[2]	3.26	3.29	3.44
Net interest income	$ 24,323	$ 24,020	$ 24,491
Interest income tax adjustments	298	277	250
Net interest income, fully taxable equivalent ("FTE")	$ 24,621	$ 24,297	$ 24,741
Net interest income, FTE, net of PPP effects	23,838	23,339	21,228
Net interest margin, FTE[3]	3.37%	3.39%	3.85%
Net interest margin, FTE, net of PPP effects[4]	3.30	3.33	3.48

(1) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

(2) Net interest margin is equal to net interest income, net of PPP effects, divided by average interest-earning assets, excluding average PPP loans, annualized. Taxes are not a part of this calculation.

(3) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.

(4) Net interest margin on a taxable equivalent basis is equal to net interest income, net of PPP effects, adjusted for nontaxable income divided by average interest-earning assets, excluding average PPP loans, annualized, using a marginal tax rate of 21%.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Loan Yield, Net of PPP Effects

(dollars in thousands)	Quarter Ended March 31, 2022 Average Outstanding Balance	Quarter Ended March 31, 2022 Interest Earned/ Interest Paid	Quarter Ended March 31, 2022 Average Yield/ Rate	Quarter Ended December 31, 2021 Average Outstanding Balance	Quarter Ended December 31, 2021 Interest Earned/ Interest Paid	Quarter Ended December 31, 2021 Average Yield/ Rate
Total loans	$ 1,937,000	$ 22,272	4.66%	$ 1,925,046	$ 22,833	4.71%
Adjustments:						
PPP loans average balance and net fees	(36,720)	(783)	8.65	(61,062)	(958)	6.22
Total loans, net of PPP effects	$ 1,900,280	$ 21,489	4.59%	$ 1,863,984	$ 21,875	4.66%
Effect of removing PPP loans on loan yield			-0.07%			-0.05%

(dollars in thousands)	Quarter Ended March 31, 2022 Average Outstanding Balance	Quarter Ended March 31, 2022 Interest Earned/ Interest Paid	Quarter Ended March 31, 2022 Average Yield/ Rate	Quarter Ended March 31, 2021 Average Outstanding Balance	Quarter Ended March 31, 2021 Interest Earned/ Interest Paid	Quarter Ended March 31, 2021 Average Yield/ Rate
Total loans	$ 1,937,000	$ 22,272	4.66%	$ 1,886,863	$ 24,195	5.20%
Adjustments:						
PPP loans average balance and net fees	(36,720)	(783)	8.65	(137,251)	(3,513)	10.38
Total loans, net of PPP effects	$ 1,900,280	$ 21,489	4.59%	$ 1,749,612	$ 20,682	4.79%
Effect of removing PPP loans on loan yield			-0.07%			-0.41%

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Efficiency Ratio, Net of PPP Effects (dollars in thousands) Quarter Ended March 31, 2022 Quarter Ended December 31, 2021 Quarter Ended March 31, 2021 Total noninterest expense $ 19,079 $ 18,976 $ 17,312 Adjustments: PPP-related deferred costs — — 392 Total noninterest expense, net of PPP effects $ 19,079 $ 18,976 $ 17,704 Net interest income 24,323 24,020 24,491 Net interest income, net of PPP effects 23,540 23,062 20,978 Total noninterest income $ 6,479 $ 6,038 $ 6,119 Securities gains (losses) — — — Noninterest income, as adjusted $ 6,479 $ 6,038 $ 6,119 Efficiency ratio(1) 61.94% 63.13% 56.56% Efficiency ratio, net of PPP effects(2) 63.56 65.21 65.34 (1) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation. (2) The efficiency ratio, net of PPP effects, was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ACL to Total Loans, Excluding PPP

(dollars in thousands)	As of March 31, 2022	As of December 31, 2021	As of March 31, 2021
Total loans	$ 2,014,061	$ 1,908,040	$ 1,912,367
Adjustments:			
PPP loans	(19,302)	(50,611)	(158,236)
Total loans, excluding PPP	$ 1,994,759	$ 1,857,429	$ 1,754,131
Allowance for credit losses	$ 29,096	$ 30,433	$ 32,770
Allowance for credit losses / period-end loans	1.44%	1.59%	1.71%
Allowance for credit losses / period-end loans, excluding PPP	1.46	1.64	1.87

Total Non-Performing Assets to Total Loans, Excluding PPP

	Quarter Ended				
	2022	2021			
(dollars in thousands)	March 31	December 31	September 30	June 30	March 31
Total loans[1][2]	$ 2,014,061	$ 1,908,040	$ 1,970,881	$ 1,890,164	$ 1,912,367
Adjustments:					
PPP loans balance	(19,302)	(50,611)	(75,304)	(127,390)	(158,236)
Total loans, excluding PPP[1][2]	$ 1,994,759	$ 1,857,429	$ 1,895,577	$ 1,762,774	$ 1,754,131
Total non-performing assets	$ 2,689	$ 2,845	$ 3,238	$ 3,829	$ 3,699
Non-performing assets as a percentage of:					
Total loans[1][2]	0.13%	0.15%	0.16%	0.20%	0.19%
Total loans, excluding PPP[1][2]	0.13	0.15	0.17	0.22	0.21

(1) Excludes outstanding balances of loans held for sale of $1.2 million, $4.1 million, $1.9 million, $5.1 million, and $4.7 million as of March 31, 2022, and December 31, September 30, June 30, and March 31, 2021, respectively.

(2) Excludes deferred loan fees of $1.5 million, $1.5 million, $2.0 million, $2.3 million, and $2.6 million as of March 31, 2022, and December 31, September 30, June 30, and March 31, 2021, respectively.

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